Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-178283) pertaining to the 2011 Stock Incentive Plan, the 2011 Employee Stock Purchase Plan, and the 2009 Equity Incentive Plan of Clovis Oncology, Inc. of our report dated March 14, 2012, with respect to the consolidated financial statements of Clovis Oncology, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Denver, CO

March 14, 2012